      As filed with the Securities and Exchange Commission on June 8, 2001
                                                      Registration No. _________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                                 NEXTCARD, INC.
             (Exact name of registrant as specified in its charter)

             Delaware
    (State or other jurisdiction                             68-0384-606
    of incorporation or organization)                      (I.R.S. Employer
                                                          Identification No.)

         595 Market Street, Suite 1800, San Francisco, California 94105
               (Address of Principal Executive Offices) (Zip Code)

                                 1997 Stock Plan
                        1999 Employee Stock Purchase Plan
                            (Full title of the plans)

                  Robert Linderman, General Counsel & Secretary
                                 NextCard, Inc.
                          595 Market Street, Suite 1800
                         San Francisco, California 94105
                                 (415) 836-9700
                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)
                         Calculation of Registration Fee


-----------------------------------------------------------------------------------------------------------------------
                                                                               Proposed
                                                       Proposed                Maximum
Title of Securities         Amount to be                Maximum                Aggregate                 Amount of
to be Registered         Registered (1) (2)          Offering Price          Offering Price            Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock
par value $.001
per share                     150,000(3)               $   8.74(4)            $1,311,000 (4)               $   197
-----------------------------------------------------------------------------------------------------------------------
Total                         150,000                  $   8.74(4)            $1,311,000 (4)               $   197
=======================================================================================================================


(1) The contents of the Registrant's Registration Statement on Form S-8 (Registration Number 333-80365), whereunder Registrant registered 13,524,147 shares attributable to Registrant's 1997 Stock Plan and 100,000 shares attributable to Registrant's Employee Stock Purchase Plan are hereby incorporated by reference.

(2) This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration.

(3) Additional shares authorized for issuance under the 1999 Employee Stock Purchase Plan by the Board of Directors of NextCard, Inc. on March 6, 2001.

(4) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c), on the basis of the last sale price of NextCard's common stock as reported on the Nasdaq National Market on June 6, 2001.

                                  STATEMENT OF
                           INCORPORATION BY REFERENCE


In accordance with General Instruction E to Form S-8, the contents of NextCard, Inc.'s Registration Statement on Form S-8 (Registration Number 333-80365), as previously filed with the Securities and Exchange Commission on June 10, 1999, and including all documents incorporated by reference therein, is hereby incorporated by reference herein and made a part hereof.

Item 8. Exhibits.

Exhibit
Number       Description of Document
------       -----------------------
5            Opinion of Robert Linderman, Esq., General Counsel & Secretary of
             NextCard, Inc.

23.1         Consent of Ernst & Young LLP.

23.2         Consent of Robert Linderman, Esq., General Counsel & Secretary of
             NextCard, Inc. (included in Exhibit 5).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, NextCard certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 6, 2001.


                                            NEXTCARD, INC.

                                            By  /s/ JOHN V. HASHMAN
                                                -------------------------------
                                                John V. Hashman
                                                Chief Executive Officer



        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                                      Title                                 Date
---------                                                      -----                                 ----
/s/ JEREMY R. LENT                               Chairman of the Board,                          June 6, 2001
-------------------------------------            Chief Strategy Officer and Director
Jeremy R. Lent


/s/ JOHN V. HASHMAN                              Chief Executive Officer and Director            June 6, 2001
-------------------------------------            (Principal Executive Officer)
John V. Hashman


/s/ BRUCE G. RIGIONE                             Chief Financial Officer and Director            June 6, 2001
-------------------------------------            (Principal Financial and Accounting Officer)
Bruce G. Rigione


JACK M. ANTONINI*                                Director                                        June 6, 2001
-------------------------------------
Jack Antonini


/s/ JEFFREY D. BRODY                             Director                                        June 6, 2001
-------------------------------------
Jeffrey D. Brody


/s/ DANIEL R. EITINGON                           Director                                        June 6, 2001
-------------------------------------
Daniel R. Eitingon

/s/ SAFI U. QURESHEY                             Director                                        June 6, 2001
-------------------------------------
Safi U. Qureshey



* By Robert Linderman, Attorney-in-Fact.